Exhibit 99.1
PRESS RELEASE

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Industry & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-3394	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS FIRST QUARTER 2011
FINANCIAL RESULTS
•	Total revenue of $124.5 million, up 14.1% over first quarter 2010

•	GAAP earnings of $2.4 million, or $0.06 per share, includes the benefit of a change in accounting estimate of $0.02 per share

•	Non-GAAP earnings of $9.5 million, or $0.24 per share, includes the benefit of a change in accounting estimate of $0.02 per share

•	Non-GAAP operating margin of 13.3% and GAAP operating margin of 3.7%, both include the benefit of a change in accounting estimate of 1.4%

•	Operating cash flow of $14.5 million
SAN DIEGO, May 4, 2011 - NuVasive, Inc. (Nasdaq: NUVA) a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended March 31, 2011.

NuVasive reported first quarter 2011 revenue of $124.5 million, a 14.1% increase over the $109.1 million for the first quarter 2010 and a 3.7% decrease compared to $129.3 million for the fourth quarter 2010. The sequential deceleration was driven in part by the recognition of approximately $4.0 million in seasonal capital purchases and for back royalties related to a settlement in the fourth quarter 2010.
The financial results announced today reflect a change in accounting estimate for the useful life of certain loaned instrument sets placed into service prior to January 1, 2011. After a thorough review of its available history, the Company concluded that a four year useful life estimate is a more accurate assessment of the economic life of these fixed assets. Under existing accounting literature, this type of change is only adjusted prospectively in the financial statements.
Gross profit for the first quarter 2011 was $100.9 million and gross margin was 81.1%, compared to a gross profit of $89.6 million and a gross margin of 82.2% for the first quarter 2010. For the fourth quarter 2010, gross profit was $106.2 million and gross margin was 82.1%.
Total operating expenses for the first quarter 2011 were $96.3 million compared to $86.7 million in the first quarter 2010 and $94.9 million in the fourth quarter 2010. The higher operating expenses in the first quarter 2011 resulted primarily from additional costs associated with higher revenue and infrastructure expansion.
On a GAAP basis, the Company reported net income of $2.4 million, or $0.06 per share, for the first quarter 2011.
On a Non-GAAP basis, the Company reported net income of $9.5 million, or $0.24 per share, for the first quarter 2011. The Non-GAAP earnings per share calculations for the first quarter exclude (i) non-cash stock-based compensation of $7.9 million; (ii) certain intellectual property litigation expenses of $2.1 million; (iii) amortization of intangible assets of $1.3 million; and (iv) acquisition related items of $571 thousand.
Cash, cash equivalents and short and long-term marketable securities were $225.8 million at March 31, 2011.
Alex Lukianov, Chairman and Chief Executive Officer, said, “Our financial performance in the first quarter of 2011 was excellent across all our key sectors. We generated revenue growth of over 14% and better than expected operating margin improvement, in view of challenging spine market growth dynamics. Our performance internationally was a highlight, and is well on track to double this year to approximately 8% of revenue. We are pleased to be able to raise revenue guidance today in light of a marginally improved outlook for our U.S. lumbar business this year. As our focus shifts toward the achievement of our next milestone, the evolution of NuVasive into a $1 billion revenue company, we are laser focused on maintaining the startup mentality that is the very source of NuVasive’s success as a prolific new product innovator. With speed as our competitive edge, we expect to continue to sustain industry leading growth.”

2011 Full Year Financial Guidance
•	Revenue of $530 million to $540 million; up from previous guidance of $525 million to $535 million

•	GAAP EPS of $0.52 to $0.55; up from previous guidance of $0.39 to $0.42

•	Non-GAAP EPS of $1.20 to $1.23; up from previous guidance of $1.07 to $1.10

•	Non-GAAP Operating Margin of ~17.5%, up from previous guidance of ~16.5%

•	GAAP effective tax rate of ~45%, down from previous guidance of ~49%
2011 Non-GAAP Earnings Per Share Full Year Guidance Bridge

			Change in	GAAP
	Prior	Revenue	Accounting	Tax Rate	Revised
	Guidance	Increase	Estimate	Decrease	Guidance

Low Range	$1.07	$0.01	$0.08	$0.04	$1.20
High Range	$1.10	$0.01	$0.08	$0.04	$1.23

Reconciliation of Full Year EPS Guidance

	2010	2011		2011
	Pre Tax	Pre Tax		Net of Tax*

	Actual	Low Range	High Range	Low Range	High Range
GAAP earnings per share**	$0.64	$0.94	$1.00	$0.52	$0.55
Non-cash stock-based compensation	0.70	0.79	0.79	0.47	0.47
Certain intellectual property litigation expenses	0.13	0.13	0.13	0.08	0.08
Amortization of intangible assets	0.13	0.18	0.18	0.11	0.11
Acquisition related items	0.07	0.04	0.04	0.02	0.02

Non-GAAP earnings per share	$1.68	$2.07	$2.13	$1.20	$1.23

Weighted shares outstanding - Diluted***	40,373	42,000	42,000	42,000	42,000

* Effective Tax Rate of ~45% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
** GAAP earnings per share calculated based on consolidated net income
*** 2010 weighted shares outstanding shown as pre “if-converted” method

2011 Guidance Reconciliation of Non-GAAP Operating Margin %

		FY 11
	FY 10	Estimate
	Actual	Prior	Revised

Gross Margin % [A]	82.2%	~ 81%	~ 81%

Non-GAAP Research and Development [B]	8.0%	~ 8%	~ 8%

Non-cash stock-based compensation	0.7%	~ 1%	~ 1%

Acquisition related items*	0.4%	as incurred	as incurred

GAAP research and development	9.1%	~ 9%	~ 9%

Non-GAAP Sales, Marketing and Administrative [C]	58.8%	~ 56.5%	~ 55.5%

Non-cash stock-based compensation	5.2%	~ 5%	~ 5%

Certain intellectual property litigation expenses	1.1%	~ 1%	~ 1%

Acquisition related items*	0.2%	~ 0.5% & as incurred	~ 0.5% & as incurred

GAAP sales, marketing and administrative	65.3%	~ 63%	~ 62%

Amortization of intangible assets	1.1%	~ 1.5%	~ 1.5%

Non-GAAP Operating Margin % [A-B-C]	15.4%	~ 16.5%	~ 17.5%

* Acquisition related items include ~0.5% of revenue for expenses associated with prior M&A activity and as incurred
Reconciliation of Non-GAAP Information
Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, and acquisition related items. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2011 Results

	Pre-Tax		Earnings
(in thousands, except per share data)	adjustments	Net of Tax	Per Share
GAAP net income		$2,359	$0.06
Non-cash stock-based compensation	$7,946	4,768	0.12
Certain intellectual property litigation expenses	2,081	1,249	0.03
Amortization of intangible assets	1,342	805	0.02
Acquisition related items	571	343	0.01

Non-GAAP earnings		$9,524	$0.24

Weighted shares outstanding - Diluted			40,511

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.
After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through June 3, 2011. In addition, a telephonic replay of the call will be available until May 18, 2011. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number 369959.
About NuVasive
NuVasive is a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. The Company is the 5th largest player in the $7.7 billion global spine market.
NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 65 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Revenue	$124,466	$109,087

Cost of goods sold (excluding amortization of purchased technology)	23,526	19,443

Gross profit	100,940	89,644

Operating expenses:

Sales, marketing and administrative	84,220	74,661

Research and development	10,769	10,699

Amortization of intangible assets	1,342	1,350

Total operating expenses	96,331	86,710

Interest and other expense, net:

Interest income	183	189

Interest expense	(1,771)	(1,669)

Other income, net	497	117

Total interest and other expense, net	(1,091)	(1,363)

Income before income taxes	3,518	1,571

Income tax expense	1,540	865

Consolidated net income	$1,978	$706

Net loss attributable to noncontrolling interests	$(381)	$(382)

Net income attributable to NuVasive, Inc.	$2,359	$1,088

Net income per share attributable to NuVasive, Inc.:

Basic and diluted	$0.06	$0.03

Weighted average shares outstanding:

Basic	39,616	38,898

Diluted	40,511	40,061

Stock-based compensation is included in operating expenses in the following categories:

Sales, marketing and administrative	$7,335	$5,680

Research and development	611	754

	$7,946	$6,434

NuVasive, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)

ASSETS

Current assets:

Cash and cash equivalents	$134,101	$92,597

Short-term marketable securities	58,876	86,458

Accounts receivable, net	75,952	76,632

Inventory	114,388	107,577

Deferred tax assets	4,425	4,425

Prepaid expenses and other current assets	4,750	4,082

Total current assets	392,492	371,771

Property and equipment, net	105,066	102,165

Long-term marketable securities	32,814	50,635

Intangible assets, net	105,817	107,121

Goodwill	103,070	103,070
Deferred tax assets, non-current	52,033	52,033

Other assets	15,438	15,234

Total assets	$806,730	$802,029

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$54,899	$58,995

Accrued payroll and related expenses	14,643	17,266

Acquisition-related liabilities	33,155	32,715

Total current liabilities	102,697	108,976

Senior convertible notes	230,000	230,000

Long-term acquisition-related liabilities	339	326

Deferred tax liabilities	3,685	3,685

Other long-term liabilities	12,729	12,810

Commitments and contingencies

Noncontrolling interests	11,496	11,877

Stockholders’ equity:

Common stock	40	40

Additional paid-in capital	553,484	545,114

Accumulated other comprehensive income	1,316	616

Accumulated deficit	(109,056)	(111,415)

Total stockholders’ equity	445,784	434,355

Total liabilities and stockholders’ equity	$806,730	$802,029

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2011	2010

Operating activities:

Consolidated net income	$1,978	$706

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	7,781	8,104

Stock-based compensation	7,946	6,434

Allowance for excess and obsolete inventory	216	736

Allowance for doubtful accounts and sales return reserve, net of write-offs	6	(657)

Other non-cash adjustments	1,795	1,454

Changes in operating assets and liabilities, net of effects from acquisitions:

Accounts receivable	942	(3,100)

Inventory	(6,658)	(1,237)

Prepaid expenses and other current assets	(751)	(1,570)

Accounts payable and accrued liabilities	3,959	4,780

Accrued payroll and related expenses	(2,670)	(6,512)

Net cash provided by operating activities	14,544	9,138

Investing activities:

Purchases of property and equipment	(10,000)	(8,402)

Purchases of marketable securities	(26,018)	(45,525)

Sales of marketable securities	71,185	54,016

Payment for specific rights in connection with supply agreement	(8,000)	-

Net cash provided by investing activities	27,167	89

Financing activities:

Issuance of common stock	425	6,628

Other assets	(709)	(4,408)

Tax benefits related to stock-based compensation awards	-	882

Net cash (used in) provided by financing activities	(284)	3,102

Effect of exchange rate changes on cash	77	(78)

Increase in cash and cash equivalents	41,504	12,251

Cash and cash equivalents at beginning of period	92,597	65,413

Cash and cash equivalents at end of period	$134,101	$77,664